Filed Pursuant to Rule 424(b)(3)
Registration No. 333-233276

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 2, 2021

Preliminary Prospectus Supplement

August    , 2021

(To Prospectus dated August 14, 2019)

GATX Corporation

$                3.100% Senior Notes due 2051

We are offering for sale an additional $         aggregate principal amount of 3.100% senior notes due 2051 (the “notes”). The notes will bear interest at the rate of 3.100% per year. Interest on the notes is payable on June 1 and December 1 of each year, beginning on December 1, 2021. The notes will mature on June 1, 2051.

The additional notes offered hereby constitute an additional issuance of our 3.100% senior notes due 2051, of which $300,000,000 aggregate principal amount was issued on February 3, 2021 (the “existing notes”). The additional notes offered hereby will form a single series with, and have the same terms as, the existing notes (other than the initial offering price and the issue date). Upon settlement, the additional notes offered hereby will have the same CUSIP number and will trade interchangeably with the existing notes. Immediately after giving effect to the issuance of the additional notes offered hereby, we will have $         aggregate principal amount of 3.100% senior notes due 2051 outstanding.

We may redeem some or all of the notes at our option at any time prior to maturity at the redemption prices described under the caption “Description of Notes – Optional Redemption” in this prospectus supplement. If we experience a Change of Control Repurchase Event, we may be required to offer to purchase the notes from holders at a purchase price described under the caption “Description of Notes—Repurchase Upon Change of Control Repurchase Event” in this prospectus supplement.

The notes will be senior obligations of our company and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding.

We do not intend to make application to list the notes on any national securities exchange or to include them in any automated quotation system.

See “Risk Factors” beginning on page S-1 of this prospectus supplement and in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2020, for discussions of certain risk factors that prospective investors should consider before investing in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount		%	$
Proceeds to GATX Corporation (before expenses)(1)		%	$

(1)

Plus accrued interest from June 1, 2021 to, but excluding, the settlement date for the notes, totaling $         (assuming the settlement date is                     , 2021). Such accrued interest must be paid in cash by the purchasers of the notes, in connection with the settlement of this offering.

The underwriters expect to deliver the notes to purchasers through the book-entry facilities of The Depository Trust Company against payment in New York, New York on or about August         , 2021.

Joint Book-Running Managers
BofA Securities	Citigroup	Morgan Stanley

We urge you to carefully read the information contained in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference before you make your investment decision. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the information we have previously filed with the Securities and Exchange Commission that we incorporate by reference is accurate as of any date other than their respective dates. If information in this prospectus supplement updates information in the accompanying prospectus, the information in the prospectus supplement will apply and will supersede that information in the accompanying prospectus.

Prospectus Supplement

S-i

RISK FACTORS

You should consider carefully the following risks, together with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to participate in an offering for the sale of the notes. We cannot assure you that any of the events discussed in the risk factors below will not occur. If they do, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our securities, including the notes, could decline, and you might lose all or part of your investment.

Risks Relating to our Business

See the risk factors set forth in GATX Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”), beginning on page 11, for a discussion of certain material risks relating to our businesses.

Risks Relating to the Notes

The notes are effectively subordinated to our secured indebtedness and the existing and future liabilities of our subsidiaries.

The notes are our senior unsecured obligations and will rank equal in right of payment to our other senior unsecured debt from time to time outstanding. The notes are not secured by any of our assets. Any claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to meet our payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon the subsidiaries’ earnings and other business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

The indenture does not restrict the amount of additional debt that we may incur.

The notes and indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes, if any, and a risk that the credit rating of the notes is lowered or withdrawn.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

The additional notes offered hereby will be a further issuance of, and will form a single series with, the existing notes issued February 3, 2021. We do not intend to list the notes on a national securities exchange. We have been advised by certain of the underwriters that they currently make a market in the existing notes. While we have been advised by the underwriters that they intend to make a market in the notes, the underwriters will not be obligated to do so and may stop their market making any time. We cannot assure you:

•	that a market for the notes will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any notes you may own or the price at which you may be able to sell your notes.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, unless we have exercised our right to redeem the notes, each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. If we experience a Change of Control Repurchase Event (as defined in “Description of Notes Repurchase Upon Change of Control Repurchase Event”), there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to purchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes Repurchase Upon Change of Control Repurchase Event.”

USE OF PROCEEDS

The net proceeds to us from the sale of the notes offered by this prospectus supplement are expected to be approximately $             million. We intend to use the net proceeds of this offering for general corporate purposes.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference may contain statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Forward-looking statements refer to information that is not purely historical and includes statements that reflect our current views with respect to, among other things, future events, financial performance and market conditions. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results or developments to differ materially from the forward-looking statements. These statements may appear throughout this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference, including without limitation, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis” in our Annual Report and our Quarterly Reports.

A detailed discussion of the known material risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section entitled “Risk Factors” in our Annual Report, our Quarterly Reports and in our other filings with the Securities and Exchange Commission (the “SEC”).

Specific risks and uncertainties include, but are not limited to:

•

the duration and effects of the global COVID-19 pandemic, including adverse impacts on our business, personnel, operations, commercial activity, supply chain, the demand for our transportation assets, the value of our assets, our liquidity, and macroeconomic conditions;

•

exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving transportation assets;

•	inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand;

•	a significant decline in customer demand for our transportation assets or services, including as a result of:

•	weak macroeconomic conditions;

•	weak market conditions in our customers’ businesses;

•	adverse changes in the price of, or demand for, commodities;

•	changes in railroad operations, efficiency, pricing and service offerings, including those related to “precision scheduled railroading”;

•	changes in supply chains;

•	availability of pipelines, trucks and other alternative modes of transportation;

•	changes in conditions affecting the aviation industry, including reduced demand for air travel, geographic exposure and customer concentrations;

•	other operational or commercial needs or decisions of our customers; and

•	customers’ desire to buy, rather than lease, our transportation assets;

•

higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives;

•	events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure;

•	financial and operational risks associated with long-term purchase commitments for transportation assets;

•	reduced opportunities to generate asset remarketing income;

•	inability to successfully consummate and manage ongoing acquisition and divestiture activities;

•

reliance on Rolls-Royce plc. in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on those businesses;

•	fluctuations in foreign exchange rates;

•	failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees;

•	asset impairment charges we may be required to recognize;

•	deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs;

•	changes in banks’ inter-lending rate reporting practices and the phasing out of London Inter-bank Offered Rate;

•	competitive factors in our primary markets, including competitors with significantly lower costs of capital;

•

risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business;

•	changes in, or failure to comply with, laws, rules, and regulations;

•	inability to obtain cost-effective insurance;

•	environmental liabilities and remediation costs;

•	potential obsolescence of our assets;

•	inadequate allowances to cover credit losses in our portfolio;

•	operational, functional and regulatory risks associated with severe weather events, climate change and natural disasters; and

•	inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes offered by this prospectus supplement supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of the debt securities under “Description of Debt Securities” in the accompanying prospectus.

General

We are offering an additional $            aggregate principal amount of our 3.100% senior notes due 2051. The additional notes offered hereby constitute an additional issuance of our 3.100% senior notes due 2051, of which $300,000,000 aggregate principal amount was issued on February 3, 2021. Upon settlement, the additional notes offered hereby will have the same CUSIP number and will trade interchangeably with the existing notes. Immediately after giving effect to the issuance of the additional notes offered hereby, we will have $         aggregate principal amount of 3.100% senior notes due 2051 outstanding.

The notes will be senior securities as described in the accompanying prospectus. We will issue the notes under an indenture dated as of February 6, 2008 (the “Indenture”) between us and U.S. Bank National Association, as Trustee. The Indenture does not limit the amount of additional unsecured indebtedness ranking equally and ratably with the notes that we may incur. We may, from time to time, without the consent of the holders of the notes, issue notes under the Indenture in addition, and with identical terms, to the notes offered by this prospectus supplement, except for the issue date, initial public offering price and, if applicable, the first interest payment date. The statements in this prospectus supplement concerning the notes and the Indenture are not complete and you should refer to the provisions in the Indenture, which are controlling. Whenever we refer to provisions of the Indenture, those provisions are incorporated in this prospectus supplement by reference as a part of the statements we are making, and the statements are qualified in their entirety by these references.

Maturity

The notes will mature on June 1, 2051.

Interest

The notes will bear interest at the rate of 3.100% per year. Interest on the notes will accrue from and including June 1, 2021. We will pay interest on the notes on June 1 and December 1 of each year to the person in whose name such note is registered at the close of business on the preceding May 15 or November 15, respectively, except that the interest payable on the maturity date, or, if applicable, upon redemption, will be payable to the person to whom the principal on the note is payable. We will make the first interest payment on the notes on December 1, 2021. The interest payment to be made on December 1, 2021 will include accrued interest from and including June 1, 2021.

Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. Payments of interest and principal will be made in United States dollars.

Ranking

The notes will be senior obligations of our company and will rank equally with all of our other unsecured senior indebtedness.

Denominations

The authorized denominations of the notes will be $1,000 or any amount in excess of $1,000 which is an integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with the transaction.

Optional Redemption

The notes will be redeemable, in whole at any time, or in part, from time to time, at our option, prior to December 1, 2050 (six months prior to the maturity date) (the “Par Call Date”), at a redemption price equal to the greater of:

(i)	100% of the principal amount of notes to be redeemed; and

(ii)

the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed that would be due if such notes to be redeemed matured on the Par Call Date (exclusive of interest accrued to the redemption date), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below), plus 20 basis points;

At any time on or after the Par Call Date, we may redeem the notes at a redemption price equal to 100% of the principal amount of the notes being redeemed.

GATX Corporation will pay accrued and unpaid interest on the principal amount being redeemed to the date of redemption, all as certified to the Trustee by the Quotation Agent.

“Adjusted Treasury Rate” means, with respect to the notes to be redeemed, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

“Business Day” means any day other than a Saturday or Sunday and other than a day on which banking institutions in Chicago, Illinois, Hartford, Connecticut or New York, New York, are authorized or obligated by law or executive order to close.

“Comparable Treasury Issue” means, with respect to the notes to be redeemed, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of such notes (assuming for this purpose, that such notes mature on their Par Call Date) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (assuming for this purpose, that such notes mature on their Par Call Date).

“Comparable Treasury Price” means, with respect to the notes to be redeemed, the average of the Reference Treasury Dealer Quotations for the redemption date for such notes.

“Quotation Agent” means any of the Reference Treasury Dealers appointed by us, as certified to the Trustee by us.

“Reference Treasury Dealer” means each of (i) BofA Securities, Inc., (ii) Citigroup Global Markets Inc. and (iii) Morgan Stanley & Co. LLC and their respective successors; provided that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute for it another nationally recognized investment bank that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Quotation Agent at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

We will provide notice of a redemption to holders of notes to be redeemed at least 30 and not more than 60 days prior to the date fixed for redemption. If fewer than all of the notes are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes not previously called by such method as the Trustee deems fair and appropriate.

Repurchase Upon Change of Control Repurchase Event

Upon the occurrence of a Change of Control Repurchase Event, the Indenture provides that each holder of notes will have the right to require us to purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Repurchase Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to provide a notice to each holder of notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is provided, other than as may be required by law (the “Change of Control Payment Date”). The notice, if provided prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

“Below Investment Grade Rating Event” means the rating on the notes is lowered by each of the Rating Agencies and the notes are rated Below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any one of the following:

•

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its subsidiaries;

•

the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;

•

we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or that of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

•	the first day on which the majority of the members of our board of directors cease to be Continuing Directors; or

•	the adoption of a plan relating to our liquidation or dissolution.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Director” means, as of any date of determination, any member of our board of directors who:

•	was a member of our board of directors on the date of the Indenture; or

•

was nominated for election or elected to our board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P; provided, that if either of Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint a replacement for such Rating Agency that is reasonably acceptable to the Trustee under the Indenture.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Discharge, Defeasance and Covenant Defeasance

The notes are not subject to defeasance or covenant defeasance.

Registration, Transfer and Exchange

We appointed the Trustee as securities registrar for the purpose of registering the notes and transfers and exchanges of the notes and, subject to the terms of the Indenture, the notes may be presented for registration of transfer and exchange at the offices of the Trustee.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Qualified Reopening

For U.S. federal income tax purposes, we intend to treat the additional notes offered hereby as issued pursuant to a “qualified reopening” of the existing notes. If the issuance of the additional notes offered hereby is so treated, then the additional notes offered hereby will be deemed to have the same issue date, the same issue price and the same adjusted issue price as the existing notes for U.S. federal income tax purposes. Accordingly, the additional notes offered hereby will be considered to be issued at an offering price of 99.944%. The existing notes were issued at no more than a de minimis discount from their stated principal amount. As a result, the existing notes were issued without original issue discount (“OID”) and, therefore, the additional notes offered hereby will also be treated for U.S. federal income tax purposes as having been issued without OID.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement with respect to the notes dated the date of this prospectus supplement, the underwriters named below, for whom BofA Securities, Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes indicated in the following table:

Underwriters	Principal Amount of Notes
BofA Securities, Inc.	$
Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC

Total	$

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any are taken.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to     % of the principal amount. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to     % of the principal amount. After the initial public offering of the notes, the offering price and other selling terms may from time to time be varied by the representatives.

The notes will be a further issuance of, and will form a single series with, the existing notes issued on February 3, 2021. The notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. We have been advised by certain of the underwriters that they currently make a market in the existing notes. The underwriters may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes):

Paid by GATX Corporation
Per new note		%

In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the notes for their own account. In addition, to cover overallotments or to stabilize the prices of the notes, the underwriters may bid for, and purchase, notes on the open market. Finally, the underwriters may reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering, if the underwriters repurchase previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We estimate that our total expenses for this offering, not including the underwriting discount, will be approximately $            .

Certain underwriters have performed certain investment banking and advisory services for us and our affiliates from time to time for which they have received customary fees and expenses. Certain underwriters may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their respective businesses. Certain affiliates of the underwriters are lenders under our bank credit facilities. The underwriters or their affiliates from time to time may hold outstanding debt securities issued by us.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make because of any of those liabilities.

Selling Restrictions

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the notes, or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the notes, in any jurisdiction where action for that purpose is required. Accordingly, the notes offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering material or advertisements in connection with the notes may not be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

LEGAL OPINIONS

The validity of the notes will be passed upon on our behalf by Mayer Brown LLP, New York, New York. The validity of the notes will be passed upon on behalf of the underwriters by Winston & Strawn LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of GATX Corporation appearing in GATX Corporation’s Annual Report, and the effectiveness of GATX Corporation’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information that is superseded by information that is included directly in this document. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021; and

•	Current Reports on Form 8-K filed on February 3, 2021, April 8, 2021, April 16, 2021 (excluding Exhibit 99.1), April 29, 2021 and May 27, 2021.

We also incorporate by reference all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus.

Statements made in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You may request a copy of any filings referred to above, at no cost, excluding any exhibits to those filings unless the exhibit is specifically incorporated by reference in those filings, by writing or telephoning us at the following address and telephone number:

Lisa M. Ibarra

Assistant Secretary

GATX Corporation

233 South Wacker Drive

Chicago, Illinois 60606-7147

(312) 621-6200

PROSPECTUS

GATX Corporation

Debt Securities

We may offer and sell our debt securities from time to time in one or more offerings. In this prospectus, we describe generally the terms of these debt securities, which may consist of senior securities or subordinated securities. We will describe the specific terms of the debt securities that we offer in a supplement or supplements to this prospectus at the time of each offering. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement and if applicable, pricing supplements, that relate to that offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 14, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the shelf registration process. Under this shelf process, the debt securities described in this prospectus may be sold in one or more separate offerings. We provide information to you about these securities in three documents that progressively provide more detail:

1. This prospectus, which contains general information that may or may not apply to each offering of securities.

2. The applicable prospectus supplement, which will contain more specific information than this prospectus and may also add, update or change information contained in this prospectus. To the extent information differs from this prospectus, you should rely on the different information in the applicable prospectus supplement.

3. The pricing supplement, if applicable, will provide final details about a specific offering and the terms of the offered securities, including their price. To the extent information differs from this prospectus or the prospectus supplement, you should rely on the different information in the pricing supplement.

You should read both this prospectus and any prospectus supplement or pricing supplement together with any additional information described under the heading “Where You Can Find More Information” below to learn more about us and the securities offered.

References in this prospectus to “GATX,” “Company,” “we,” “us” and “our” refer to GATX Corporation and its consolidated subsidiaries.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

ii

The following factors, in addition to those discussed under “Risk Factors” in our other filings with the SEC, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•	exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our railcars;

•	inability to maintain our assets on lease at satisfactory rates due to oversupply of railcars in the market or other changes in supply and demand;

•	a significant decline in customer demand for our railcars or other assets or services, including as a result of weak macroeconomic conditions, weak market conditions in our customers’ businesses, declines in harvest or production volumes, adverse changes in the price of, or demand for, commodities, changes in railroad operations or efficiency, changes in supply chains, availability of pipelines, trucks and other alternative modes of transportation and other operational or commercial needs or decisions of our customers;

•	higher costs associated with increased railcar assignments following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives;

•	events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure;

•	financial and operational risks associated with long-term railcar purchase commitments, including increased costs due to tariffs or trade disputes;

•	reduced opportunities to generate asset remarketing income;

•	operational and financial risks related to our affiliate investments, including the Rolls-Royce & Partners Finance joint ventures;

•	fluctuations in foreign exchange rates;

•	failure to successfully negotiate collective bargaining agreements with unions representing a substantial portion of our employees;

•	asset impairment charges we may be required to recognize;

•	deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs;

•	uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021;

•	competitive factors in our primary markets, including competitors with a significantly lower cost of capital than GATX;

•	risks related to our international operations and expansion into new geographic markets, including the imposition of new or additional tariffs, quotas, or trade barriers;

•	changes in, or failure to comply with, laws, rules and regulations;

•	inability to obtain cost-effective insurance;

•	environmental remediation costs;

•	inadequate allowances to cover credit losses in our portfolio; and

•	inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.

iii

GATX CORPORATION

GATX is a global railcar lessor, owning fleets in North America, Europe, and Asia. In addition, we operate the largest fleet of U.S.-flagged vessels on the Great Lakes and, jointly with Rolls-Royce plc, we own one of the largest aircraft spare engine lease portfolios in the world. We report our financial results through four primary business segments: Rail North America, Rail International, Portfolio Management, and American Steamship Company (“ASC”).

Rail North America is composed of our operations in the United States, Canada, and Mexico. Rail North America primarily provides railcars pursuant to full-service leases under which it maintains the railcars, pays ad valorem taxes and insurance, and provides other ancillary services. Rail North America also owns a fleet of locomotives, consisting of four-axle and six-axle locomotives, and which are leased primarily to regional and short-line railroads, industrial users, and Class I railroads. Rail North America operates an extensive network of maintenance facilities in the United States and Canada dedicated to performing safe, timely, efficient, and high-quality railcar maintenance services for customers.

Rail International is composed of our operations in Europe (“GATX Rail Europe” or “GRE”), India (“Rail India”), and Russia (“Rail Russia”). GRE leases railcars to customers throughout Europe pursuant to full-service leases under which it maintains the railcars and provides value-adding services according to customer requirements. GRE operates a maintenance facility in Ostróda, Poland that performs significant repairs, regulatory compliance and modernization work for owned railcars, and assembles railcars. Rail India began operations in 2012 as the first company registered to lease railcars under the Indian Railways Wagon Leasing Scheme.

Portfolio Management is composed primarily of our ownership in a group of joint ventures with Rolls-Royce plc that lease aircraft spare engines, as well as five liquefied gas-carrying vessels.

ASC operates the largest fleet of U.S.-flagged vessels on the Great Lakes, providing waterborne transportation of dry bulk commodities such as iron ore, coal, limestone aggregates, and metallurgical limestone. End markets served include steel making, domestic automobile manufacturing, electricity generation, and non-residential construction.

General

We are a New York corporation founded in 1898. Our principal executive offices are located at 233 South Wacker Drive, Chicago, Illinois 60606-7147. Our telephone number is (312) 621-6200.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement and pricing supplement, if any, we will use the net proceeds from the sale of the debt securities offered by this prospectus for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer in the future, to which a future prospectus supplement and pricing supplement, if any, may relate. At the time that we offer debt securities, we will describe in the prospectus supplement and pricing supplement, if any, that relates to that offering (1) the specific terms of the debt securities and (2) the extent to which the general terms described in this section apply to those debt securities.

We expect to issue debt securities consisting of senior securities and subordinated securities. The senior securities are to be issued under an indenture between GATX and U.S. Bank National Association, as trustee. The subordinated securities are to be issued under a separate indenture between GATX and U.S. Bank National Association, as trustee. Forms of the indentures for the senior securities and the subordinated securities are included as exhibits to the registration statement to which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the indentures. Our discussion of indenture provisions is not complete. You should read the indentures for a more complete understanding of the provisions we describe.

The aggregate principal amount of debt securities that we may issue under each of the indentures is unlimited.

General

The indentures provide that debt securities in an unlimited amount may be issued thereunder from time to time in one or more series. The senior securities will rank equally and ratably with the other senior indebtedness of GATX. The subordinated securities will be subordinated and junior in right of payment to certain indebtedness of GATX to the extent set forth in the applicable prospectus supplement and pricing supplement, if any.

Each prospectus supplement and pricing supplement, if any, relating to a particular offering of debt securities will describe the specific terms of debt securities. Those specific terms will include the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

•	the date or dates on which the debt securities will mature;

•

the rate or rates at which the debt securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue;

•

the payment dates on which interest, if any, on the debt securities will be payable, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid;

•	any mandatory or optional sinking fund or analogous provisions;

•

each office or agency where, subject to the terms of the indenture, the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

•

the date, if any, after which and the price or prices at which the debt securities may be redeemed, in whole or in part at the option of GATX or the holder of debt securities, or according to mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

•	the denominations in which any debt securities will be issuable, if other than denominations of $1,000;

•	any index used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•	the portion of the principal amount of the debt securities, if other than the principal amount, payable upon acceleration of maturity;

•	the person who shall be the security registrar for the debt securities, if other than the trustee, the person who shall be the initial paying agent and the person who shall be the depositary;

•	the terms of subordination applicable to any series of subordinated securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures.

Any such prospectus supplement and pricing supplement, if any, will also describe any special provisions for the payment of additional amounts with respect to the debt securities of such series.

Except where specifically described in the applicable prospectus supplement and pricing supplement, if any, the indentures do not contain any covenants designed to protect holders of the debt securities against a reduction in the creditworthiness of GATX in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their stated principal amounts. We will describe in the relevant prospectus supplement and pricing supplement, if any, any special United States federal income tax considerations that may apply to debt securities issued at such an original issue discount. Special United States tax considerations applicable to any debt securities that are denominated in a currency other than United States dollars or that use an index to determine the amount of payments of principal of and any premium and interest on the debt securities will also be set forth in a prospectus supplement and pricing supplement, if any.

Book Entry System

According to the indentures, so long as the depositary’s nominee is the registered owner of a global security, that nominee will be considered the sole owner of the debt securities represented by the global security for all purposes. Except as provided in the relevant prospectus supplement and pricing supplement, if any, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders of the debt securities under the indentures. Principal of, premium, if any, and interest on a global security will be payable in the manner described in the relevant prospectus supplement and pricing supplement, if any.

Unless otherwise provided in the prospectus supplement and pricing supplement, if any, the global security representing debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or other successor depositary appointed by us (DTC or such other depositary is referred to in this prospectus as the “depositary”) and registered in the name of the depositary or its nominee. The global security will bear a legend regarding the restrictions on exchange and registration of transfer referred to below and any other matters as may be provided for in the indentures. Debt securities will not be issued in definitive form unless the prospectus supplement and pricing supplement, if any, states otherwise.

No global security may be exchanged for registered debt securities, and no transfer of a global security may be registered in the name of any person other than the depositary or its nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary as required by the indentures; or

•	there exist any other circumstances described in the applicable prospectus supplement and pricing supplement, if any.

All debt securities issued in exchange for a global security or any portion of a global security will be registered in the names that the depositary directs.

DTC advises that it is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depositary. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the debt securities held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear System.

When we issue debt securities represented by a global security, purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except when use of the book-entry system for the debt securities is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

When the depositary, or its nominee, is the registered owner of the global security, it will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indentures. Except as described above, beneficial owners:

•	will not be entitled to have debt securities represented by the global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

•	will not be considered the owners or holders of the global security or any debt securities represented by the global security for any purpose under the indentures.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to debt securities. Under its usual procedures, DTC provides an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments of any principal of and interest on the debt securities represented by the global security registered in the name of the depositary or its nominee will be made by us through the trustee or a paying agent, which may also be the trustee, to the depositary or its nominee as the registered owner of the global security. Neither we, the trustee, nor the paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We have been advised that DTC will credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participant and not of DTC, the paying agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of GATX or the paying agent, disbursement of those payments to direct participants shall be the responsibility of DTC and disbursement of the payments to the beneficial owners shall be the responsibility of direct and indirect participants.

The information in this section concerning the depositary and the depositary’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules of the relevant European international clearing system; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants will be required to deliver instructions directly to Clearstream, Luxembourg or the Euroclear System, as the case may be.

Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream,

Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

Form, Exchange and Transfer

We will issue the debt securities of each series only in registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement and pricing supplement, if any, only in denominations of $1,000 and integral multiples thereof.

Holders may, at their option, but subject to the terms of the indentures and the limitations that apply to global securities, exchange their debt securities for other debt securities of the same series containing identical terms and provisions, in any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations that apply to global securities, holders may exchange debt securities as provided above. No service charge applies for any registration of transfer or exchange of debt securities, but the holder may have to pay any tax or other governmental charge associated with registration of transfer or exchange. We have appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement and pricing supplement, if any. We may at any time designate additional transfer agents or cancel the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities are to be partially redeemed, we will not be required to:

•

issue or register the transfer of or exchange any debt security during a period beginning 15 days before the day of the selection for redemption of the debt securities of the applicable series and ending on the close of business on the day of such selection; or

•	register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

We will pay interest on a debt security on any interest payment date to the registered holder of the debt security as of the close of business on the regular record date for payment of interest. If the debt securities do not remain in book entry form, the record date for each interest payment date will be the close of business on the fifteenth calendar day immediately preceding the applicable interest payment date. If we default in paying interest on a debt security, we will pay such interest either:

•	on a special record date between 10 and 15 days before the payment; or

•	in any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities may be listed for trading.

We will pay the principal of and any premium and interest on the debt securities at the office of the paying agent or paying agents that we designate. We may pay interest by check mailed to the address of the person entitled to the payment as the address appears in the security register. We have designated the corporate trust office of the trustee as our sole paying agent for payments on the debt securities. Any other paying agents initially designated by us for the debt securities will be named in the applicable prospectus supplement and pricing supplement, if any. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Any money paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable may be repaid to us at our request.

Subordination

We may issue subordinated securities from time to time in one or more series under the subordinated indenture. Our subordinated securities will be subordinated and junior in right of payment to certain other indebtedness of GATX to the extent set forth in the applicable prospectus supplement and pricing supplement, if any.

Certain Covenants of GATX with Respect to Senior Securities

In this section we describe the principal covenants that will apply to the senior securities unless otherwise indicated in the applicable prospectus supplement and pricing supplement, if any.

Limitation on Liens. The senior securities offered hereby are not secured by mortgage, pledge or other lien. We have covenanted that neither we nor any Restricted Subsidiary (which the indenture relating to the senior securities defines as any subsidiary which is a consolidated subsidiary, in accordance with generally accepted accounting principles) will subject any of our property, tangible or intangible, real or personal, to any lien unless the senior securities are secured equally and ratably with other indebtedness thereby secured. Specifically excluded from this covenant are liens existing on the date of the indenture, as well as certain other liens, and the extension, renewal or replacement of those liens including without limitation:

(a) Liens on any property provided that the creditor has no recourse against GATX or any Restricted Subsidiary except recourse to such property or proceeds of any sale or lease of such property;

(b) Liens on property existing at the time of acquisition (including acquisition through merger or consolidation) or given in connection with financing the purchase price or cost of construction or improvement of property so long as the financing is completed within 180 days of the acquisition (or 18 months in the case of rail equipment, marine equipment, transportation-related containers and certain information technology assets);

(c) Liens securing certain intercompany indebtedness;

(d) A banker’s lien or right of offset;

(e) Liens arising under the Employee Retirement Income Security Act of 1974, as amended, to secure any contingent liability of GATX;

(f) Liens on sublease interests held by GATX if those liens are in favor of the person leasing the property subject to the sublease to GATX;

(g) Various specified governmental liens and deposits;

(h) Various other liens not incurred in connection with the borrowing of money (including purchase money indebtedness) or the obtaining of advances or credit;

(i) Liens incurred in connection with securing performance of letters of credit, bids, tenders, appeal and performance bonds not incurred in connection with the borrowing of money or obtaining of advances or payment of the deferred purchase price of property; and

(j) Other liens not permitted by any of the preceding clauses on property, provided no such lien shall be incurred pursuant to clause (j) if the aggregate amount of indebtedness secured by liens incurred pursuant to clause (j) subsequent to the date of the indenture, including the lien proposed to be incurred, would exceed 20% of Net Tangible Assets (which the indenture relating to the senior securities defines as the total assets of GATX less (x) current liabilities and (y) intangible assets).

Satisfaction and Discharge

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash or U.S. government obligations to pay all the principal, interest and any premium due to the stated maturity date or redemption date of debt securities.

Merger and Consolidation

Each indenture provides that we may not consolidate or merge with or into any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless we are the continuing corporation or successor corporation, or the successor or transferee corporation is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and expressly assumes all of our obligations under the applicable indenture and, immediately after giving effect to the consolidation, merger, sale or conveyance, we or the successor or transferee corporation will not be in default of the performance of any covenant or condition in the indenture.

Modification and Waiver

The indentures provide that we and the trustee may modify and amend the indentures with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

•	Change the stated maturity of the principal of, or any installment of interest on or any additional amounts payable with respect to, any debt security or change the redemption price;

•	Reduce the principal amount of, or interest on, any debt security or reduce the amount of principal which could be declared due and payable prior to the stated maturity;

•	Change the place or currency of any payment of principal or interest on any debt security;

•	Impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	Reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend each indenture; or

•	Modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to such series, waive past defaults under each indenture.

Events of Default, Waiver and Notice

An event of default with respect to any debt security of any series is defined in each indenture as being:

•	Default in payment of any interest on or any additional amounts payable in respect of any debt security of that series which remains uncured for a period of 30 days;

•

Default in payment of principal (and premium, if any) on the debt securities of that series when due either at maturity, upon optional or mandatory redemption, as a sinking fund installment, by declaration or otherwise;

•

Our default in the performance or breach of any other covenant or agreement in respect of the debt securities of such series in each indenture which shall not have been remedied for a period of 90 days after notice;

•	Certain events regarding our bankruptcy, insolvency and reorganization; and

•	Any other event of default established for the debt securities of such series set forth in the applicable prospectus supplement and pricing supplement, if any.

Each indenture provides that the trustee may withhold notice to the holders of the debt securities of any default with respect to any series of debt securities (except in payment of principal of, or interest on, the debt securities) if the trustee considers it in the interest of the holders of the debt securities of such series to do so.

Each indenture provides also that:

•

If an event of default due to the default in payment of principal of, or interest on, any series of debt securities, or because of our default in the performance or breach of any other covenant or agreement applicable to the debt securities of such series but not applicable to all outstanding debt securities, shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series then may declare the principal of all debt securities of that series, or such lesser amount as may be provided for in the debt securities of that series, and interest accrued thereon, to be due and payable immediately; and

•

If the event of default resulting from our default in the performance of any other of the covenants or agreements in each indenture applicable to all outstanding debt securities under such indenture or certain events of bankruptcy, insolvency and reorganization shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of all outstanding debt securities (treated as one class) may declare the principal of all debt securities, or such lesser amount as may be provided for in such securities, and interest accrued thereon, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or premium or interest on, the debt securities) by the holders of a majority in principal amount of the outstanding debt securities of such series (or of all series, as the case may be).

The holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of such series provided that such direction shall not be in conflict with any rule of law or the applicable indenture and shall not be unduly prejudicial to the holders not taking part in such direction. The trustee may also take any other action it deems proper which is consistent with the holders’ direction. If an event of default or other default occurs and is continuing after any applicable notice and/or cure period, then the trustee may in its discretion (and subject to the rights of the holders to control remedies as described above and certain other conditions specified in the indentures) bring such judicial proceedings as the trustee shall deem appropriate or proper.

The indentures provide that no holder of any debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indentures for the appointment of a receiver or trustee for any other remedy thereunder unless:

•	that holder has previously given the trustee written notice of a continuing event of default;

•

the holders of not less than 25% in principal amount of the outstanding debt securities of any series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

•

for 60 days after receipt of such notice, request and offer of indemnity, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of outstanding debt securities.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. We are required to furnish to the trustee under each indenture annually a statement as to performance or fulfillment of its obligations under the applicable indenture and as to any default in such performance or fulfillment.

Notices to holders of the debt securities will be provided to the address of the holders as they may appear in the security register.

We, and any agent of us or the trustee, will treat any person or entity in whose name securities are registered as the absolute owner of those debt securities (whether or not the debt securities may be overdue) for the purpose of making payments and for all other purpose respective of notice to the contrary.

CONCERNING THE TRUSTEE

U.S. Bank National Association is the trustee under the indenture for our outstanding senior debt securities, as well as certain of our equipment trust agreements. We maintain banking relationships in the ordinary course of business with U.S. Bank National Association and its affiliates.

PLAN OF DISTRIBUTION

We may sell the debt securities directly to purchasers, through agents, underwriters, or dealers, or through a combination of any of these methods of sale.

We may distribute the debt securities from time to time in one or more transactions at:

•	fixed prices (which may be changed from time to time);

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

Each prospectus supplement and pricing supplement, if any, will describe the method of distribution of the debt securities offered by that prospectus supplement and pricing supplement, if any.

We may designate agents to solicit offers to purchase the debt securities from time to time. The relevant prospectus supplement and pricing supplement, if any, will name the agents and any commissions we pay them. Unless otherwise indicated in the prospectus supplement and pricing supplement, if any, any agent will be acting on a reasonable best efforts basis for the period of its appointment.

If we use any underwriters for the sale of any of the debt securities, we will enter into an underwriting agreement with them at the time of sale, and the names of the underwriters and the terms of the transaction, including commissions, discounts and other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement and pricing supplement, if any, that those underwriters will use to resell the debt securities.

If we use dealers for the sale of the debt securities, we will sell the debt securities to those dealers, as principal. The dealers may then resell the debt securities to the public at varying prices to be determined by them at the time of resale.

In connection with the sale of the debt securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the debt securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents that participate in the distribution of the debt securities may be deemed to be underwriters under the Securities Act of 1933 and any discounts or commissions received by them and any profit on the resale of the debt securities received by them may be deemed to be underwriting discounts and commissions thereunder. Any such underwriter, dealer or agent will be identified and any such compensation received from us will be described in the prospectus supplement and pricing supplement, if any. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments they may be required to make.

Some of the underwriters, dealers or agents and their respective affiliates may be customers of, engage in transactions with and perform services for us or our affiliates in the ordinary course of business.

LEGAL OPINIONS

Unless otherwise stated in a prospectus supplement and pricing supplement, if any, Mayer Brown LLP, Chicago, Illinois, will pass on the validity of the debt securities offered by this prospectus.

EXPERTS

The consolidated financial statements of GATX Corporation appearing in GATX Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of GATX Corporation’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are available over the internet at the SEC’s web site at http://www.sec.gov or on our website at www.gatx.com.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document. This prospectus incorporates by reference the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019 and June 30, 2019; and

•	Current Reports on Form 8-K filed on January 25, 2019, January 30, 2019, May 1, 2019 and May 23, 2019.

We also incorporate by reference all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You may request a copy of any filings referred to above, at no cost, excluding any exhibits to those filings unless the exhibit is specifically incorporated by reference in those filings, by writing or telephoning us at the following address and telephone number:

Lisa M. Ibarra

Assistant Secretary

GATX Corporation

233 South Wacker Drive

Chicago, Illinois 60606-7147

(312) 621-6200

GATX Corporation

$                3.100% Senior Notes due 2051

Prospectus Supplement

August    , 2021

Joint Book-Running Managers

BofA Securities	Citigroup	Morgan Stanley